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ACCOUNTANTS' CONSENT


We hereby consent to the use of our tax opinion dated July 16, 1999, as an exhibit to Amendment No. 2 to Registration Statement No. 333-78501 on Form S-4 of Saratoga Resources, Inc. We also consent to the references to such tax opinion and to Deloitte & Touche LLP contained in the Registration Statement.



/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Washington, D.C.